Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Equitable Financial Corp. on Form S-8, of our report dated September 23, 2016 on our audit of the consolidated financial statements of Equitable Financial Corporation as of and for the year ended June 30, 2016, which report is incorporated by reference in the Annual Report on Form 10-K of Equitable Financial Corp., File No. 001-37489.

Lincoln Nebraska December 23, 2016